Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$3,613,175
Unrealized Gain (Loss) on Market Value of Commodity Futures	(6,349,556)
Dividend Income	127,172
Interest Income	41,392
ETF Transaction Fees	1,750
Total Income (Loss)	$(2,566,067)

Expenses
General Partner Management Fees	$29,428
Professional Fees	16,106
Brokerage Commissions	1,021
Directors' Fees and Insurance	1,103
License Fees	736
Total Expenses	$48,394
Net Income (Loss)	$(2,614,461)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/26	$59,033,804
Additions (100,000 Shares)	5,342,524
Withdrawals (150,000 Shares)	(7,737,524)
Net Income (Loss)	(2,614,461)

Net Asset Value End of Month	$54,024,343
Net Asset Value Per Share (1,050,000 Shares)	$51.45

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596